Exhibit 2.1

10 May 2024

AURELIA UK FEEDERCO LIMITED

EBAY INC.

EBAY INTERNATIONAL HOLDING GMBH

EBAY INTERNATIONAL MANAGEMENT B.V.

BCP AURELIA LUXCO S.À R.L.

AURELIA NETHERLANDS TOPCO B.V.

Aurelia Bidco Norway AS

Aurelia Bidco 1 Norway AS

FIRST AMENDMENT AGREEMENT

regarding the

BID CONDUCT AGREEMENT

relating to Project Aurelia

THIS AGREEMENT (the Amendment Agreement) is dated 10 May 2024

PARTIES:

(1)	AURELIA UK FEEDERCO LIMITED incorporated under the laws of England and Wales (registered number 15245581), whose registered office is at 10th floor, 30 St Mary Axe, London, EC3A 8BF, United Kingdom (Equity Investor);
(2)	EBAY INC. incorporated under the laws of Delaware (I.R.S. Employer Identification No. 77-0430924), whose principal executive office is at 2025 Hamilton Avenue, San Jose, California 95215, United States (Erik);
(3)	EBAY INTERNATIONAL HOLDING GMBH, an indirect wholly-owned subsidiary of Erik, incorporated under the laws of Switzerland (registered number CHE-262.723.657), whose registered office is at Helvetiastrasse 15-17, 3005 Bern, Switzerland (Erik GmbH);
(4)	EBAY INTERNATIONAL MANAGEMENT B.V., an indirect wholly-owned subsidiary of Erik, incorporated under the laws of the Netherlands (registered number 71993312), whose registered office is at Stadhouderskade 85, 1054 ES Amsterdam, the Netherlands (Erik BV);
(5)	BCP AURELIA LUXCO S.À R.L. incorporated under the laws of the Grand Duchy of Luxembourg (registered number B281366), whose registered office is at 2-4, rue Eugene Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg (Bjoern);
(6)	AURELIA NETHERLANDS TOPCO B.V. incorporated under the laws of the Netherlands (registered number 91818427), whose registered office is at Amstelveenseweg 760, 1081 JK Amsterdam, the Netherlands (the Company);
(7)	Aurelia Bidco Norway AS incorporated under the laws of Norway (registered number 932 213 346), whose office is at c/o Wikborg Rein Advokatfirma AS, Dronning Mauds gate 11, 0250 Oslo, Norway (pending registration in the Norwegian Registry of Business Enterprises) (BidCo); and
(8)	Aurelia Bidco 1 Norway AS incorporated under the laws of Norway (registered number 932 213 311), whose office is at c/o Wikborg Rein Advokatfirma AS, Dronning Mauds gate 11, 0250 Oslo, Norway (pending registration in the Norwegian Registry of Business Enterprises) (BidCo 1)

(the Equity Investor, Erik, Erik GmbH, Erik BV, Bjoern, the Company, BidCo as well as BidCo 1 each also, a Party and collectively, the Parties).

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WHEREAS:

(A)	On 21 November 2023, the Parties, among other agreements, entered into a certain Bid Conduct Agreement, among other things, setting out their respective rights and obligations in relation to the voluntary public takeover offer for all issued and outstanding class A shares (voting shares) in Adevinta ASA and the Offer Process (as amended from time to time, the Erik BCA and where reference is made in this Amendment Agreement to the term “original” Erik BCA, such reference shall designate the original version of the Erik BCA as executed on 21 November 2023).
(B)	The Parties wish to amend the original Erik BCA by this Amendment Agreement and agree as set out in the following.

IT IS AGREED:

1.	Definitions

Capitalised terms used or referenced in this Amendment Agreement shall have the meaning ascribed to them in this Amendment Agreement or, in the absence of a separate definition as contained herein, shall have the meaning as ascribed to them in the original Erik BCA.

2.	Certain Amendments

The Parties agree that the original Erik BCA shall be changed and amended as follows, subject to further changes from time to time to the extent agreed in writing between the Parties:

Schedule 6 (Sample cap table calculation) of the Erik BCA shall be replaced by Schedule 6 (Sample cap table calculation) as attached to this Amendment Agreement.

3.	Further Agreements

The Parties hereby agree that any reference made to any of the Transaction Documents in the original Erik BCA shall refer to such Transaction Document as amended from time to time.

4.	Miscellaneous
4.1	Except as expressly set forth in this Amendment Agreement, all other provisions of the Erik BCA, as contained in the original Erik BCA, shall remain unaffected.
4.2	Clauses 15 through 30 of the original Erik BCA shall apply mutatis mutandis to this Amendment Agreement.

[Schedules and signature pages follow]

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Schedule 6
Sample cap table calculation

Equity Investor

Shareholder	Percentage
Peter I	20.9%
Peter II	28.4%
Bjoern	36.2%
Gunnar	9.4%
Torben	5.1%
Total	100%

Company (illustrative and subject to equity funding amount)

Shareholder	Percentage
Equity Investor	68%
Erik	18%
Sven	14%
Total	100%

[Signature pages to be added]

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[Signature pages to the First Amendment Agreement regarding the Erik Bid Conduct
Agreement relating to Project Aurelia]

Aurelia UK Feederco Limited

Date: 10 May 2024

by:

/s/ Lionel Assant	/s/ Alexander Walsh
Name: Lionel Assant	Name: Alexander Walsh
Title: Director	Title: Director
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[Signature pages to the First Amendment Agreement regarding the Erik Bid Conduct
Agreement relating to Project Aurelia]

eBay Inc.

Date: 10 May 2024

by:

/s/ Steve Priest
Name: Steve Priest
Title: SVP, Chief Financial Officer

eBay International Holding GmbH

Date: 10 May 2024

by:

/s/ Kenneth Ebanks
Name: Kenneth Ebanks
Title: President and Managing Officer

eBay International Management B.V.

Date: 10 May 2024

by:

/s/ Kenneth Ebanks	/s/ Mark Solomons
Name: Kenneth Ebanks	Name: Mark Solomons
Title: Director A	Title: Director B
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[Signature pages to the First Amendment Agreement regarding the Erik Bid Conduct
Agreement relating to Project Aurelia]

BCP Aurelia Luxco S.à r.l.

Date: 10 May 2024

by:

/s/ John Sutherland
Name: John Sutherland
Title: Manager
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Aurelia Netherlands Topco B.V.

Date: 10 May 2024

by:

/s/ Lionel Assant
Name: Lionel Assant
Title: Authorized representative
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[Signature pages to the First Amendment Agreement regarding the Erik Bid Conduct
Agreement relating to Project Aurelia]

Aurelia Bidco Norway AS

Date: 10 May 2024

by:

/s/ Lionel Assant	/s/ Alexander Walsh
Name: Lionel Assant	Name: Alexander Walsh
Title: Chairman of the Board	Title: Board member

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[Signature pages to the First Amendment Agreement regarding the Erik Bid Conduct
Agreement relating to Project Aurelia]

Aurelia Bidco 1 Norway AS

Date: 10 May 2024

by:

/s/ Lionel Assant	/s/ Alexander Walsh
Name: Lionel Assant	Name: Alexander Walsh
Title: Chairman of the Board	Title: Board member

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